                                                                    Exhibit 4.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        REMODELERS ACCEPTANCE CORPORATION



     Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

     FIRST:    The name of the corporation is Remodelers Acceptance Corporation
(the "Company").

     SECOND:   The Board of Directors of the Company duly adopted the following resolutions on August 25, 1995:

          WHEREAS, it is deemed to be in the best interests of the Company and its stockholders that the Company's Articles of Incorporation, as amended, be amended and restated as provided for in the Amended and Restated Articles of Incorporation attached hereto as EXHIBIT A (the "Amended and Restated Articles of Incorporation").

          NOW, THEREFORE, BE IT RESOLVED, that the amendment and restatement of the Company's Articles of Incorporation, as such amendment and restatement is embodied in the Amended and Restated Articles of Incorporation attached hereto as EXHIBIT A, is hereby approved, adopted, ratified and confirmed.

          FURTHER RESOLVED, that such amendment and restatement of the Articles of Incorporation be submitted to the stockholders of the Company for their approval in accordance with the NGCL and the Articles of Incorporation.

          FURTHER RESOLVED, that the officers of the Company are directed and authorized to execute, deliver and file all documents, and to take all such actions, necessary or appropriate to amend and restate the Articles of Incorporation consistent with the substance of the Amended and Restated Articles of Incorporation.

     THIRD:    The total number of shares entitled to vote on the Amended and
Restated Articles of Incorporation were 100,000 shares of Series A Cumulative Preferred Stock (the "Series A Stock"), 2,300,000 shares of Series B Cumulative Preferred Stock (the "Series B Stock"), 100,000 shares of Common Stock and 22,105 shares of Non-Voting Common Stock.

     FOURTH:   The holders of all of the issued and outstanding shares of Series
A Stock, Series B Stock, Common Stock and Non-Voting Common Stock dispensed with the holding of a meeting and adopted the Amended and Restated Articles of Incorporation by written consent signed by each of them.

     EXECUTED on the 7th day of September, 1995.

                              REMODELERS ACCEPTANCE CORPORATION

                              /s/ Daniel T. Phillips
                              ------------------------------
                              President


                              /s/ Jack Draper
                              ------------------------------
                              Secretary



STATE OF TEXAS      )
                    )    SS:
COUNTY OF DALLAS    )

     On September 7th, 1995, personally appeared before me, a Notary Public for the State and County aforesaid, Daniel T. Phillips, as President of Remodelers Acceptance Corporation ("RAC"), and Jack Draper, Secretary of RAC, who acknowledged that they have executed the above instrument.

                              /s/ Lori V. Muncrief
                              ------------------------------
                              Notary Public

[Notarial Seal]

            THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES
                    OF INCORPORATION FOR A NEVADA CORPORATION


     Name of corporation     Remodelers Acceptance Corporation
                        -------------------------------------------------------

     Date of adoption of Amended and Restated Articles      August 25, 19956
                                                      -------------------------

     If the articles were amended, please indicate what changes have been made:
     A.   Was there a name change   Yes /X/    No  / /        If yes, what is
          the new name?

              RAC FINANCIAL GROUP, INC.
          ----------------------------------------------------------------------
     B.   Did you change the resident agent?  Yes  / /    No  /X/       If yes,
          please indicate the new resident agent and address.

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------
          Please attach the resident agent acceptance certificate.
     C.   Did you change the purposes?  Yes  / /   No  /X/  Did you add
          Banking? / /   Gaming?   / /   Insurance?  / /
          None of these?   /X/
     D.   Did you change the capital stock?  Yes  /X/   No  / /  If yes, what is
          the new capital stock?

               27,600 Preferred Stock, $1.00 par value per share; 100,000,000
          ----------------------------------------------------------------------
Common Stock, $.01 par value per share; 25,000,000 Non-Voting Common Stock, $.01
--------------------------------------------------------------------------------
par value per share.
-------------------------------------------------------------------------------
     E. Did you change the directors? Yes / / No /X/ If yes, indicate the change:

          ---------------------------------------------------------------------
     F.   Did you add the directors liability provision?  Yes  / /   No  /X/
     G.   Did you change the period of existence?  Yes  / /   No  /X/
          If yes, what is the new existence?

          ----------------------------------------------------------------------
     H. If none of the above apply, and you have amended or modified the articles, how did you change your articles?

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
     /S/ Ronald M. Mankoff                                           4/5/95
--------------------------------------------------          --------------------
            Name and Title of Officer                                 Date
RONALD M. MANKOFF, CHAIRMAN OF THE BOARD

State of    Texas        Section
         ----------
                         Section

County of  Dallas        Section
         ----------

     On September 5, 1995, personally appeared before me, a Notary Public, Ronald M. Mankoff, who acknowledged that he/she executed the above instrument.
                                        /s/ Terry Stolte
                                        ------------------------------
                                                  Notary Public

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                            RAC FINANCIAL GROUP, INC.
               (FORMERLY NAMED REMODELERS ACCEPTANCE CORPORATION)


                                      FIRST

     NAME. The name of the corporation is RAC FINANCIAL GROUP, INC. (the "Corporation").

                                     SECOND

     REGISTERED OFFICE. The registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.

                                      THIRD

     DURATION.  The period of its duration is perpetual.

                                     FOURTH

     PURPOSES. The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the General Corporation Law of the State of Nevada.

                                      FIFTH

     CAPITAL STOCK.  The capital stock of the Corporation shall be as follows:

     A. GENERAL. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 152,600,000, consisting of (1) 27,600,000 shares of Preferred Stock, $1.00 par value per share ("Preferred Stock"), 300,000 of which shall be designated as Series A Cumulative Preferred Stock and 2,300,000 of which shall be designated as Series B Cumulative Preferred Stock and shall be governed by the rights, limitations and preferences set forth in Section (B)(2) hereof, (2) 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (3) 25,000,000 shares of Non-Voting Common Stock, $.01 par value per share ("Non-Voting Common Stock").

     B.  SERIES OF PREFERRED STOCK.

         1. GENERAL. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:

             (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

             (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

             (c) the dividends, if any, payable on such series and at what rates, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any such shares of stock of any other class or any other series of this class;

             (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, prices and other terms and conditions of such redemption;

             (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the corporation;

             (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

             (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

             (h) the limitation and restrictions, if any, to be effective while the shares of such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

             (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or any other series of this class or of any other class; and

             (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

             The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         2. The first two series, designated respectively as Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock, shall consist of 300,000 shares and 2,300,000 shares, respectively, and will have the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions as follows:

             (a) The Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock are referred to herein, collectively, as "Cumulative Preferred." All shares of the Cumulative Preferred shall be of equal rank and identical, except as provided herein. Each share of Cumulative Preferred shall be entitled to receive out of the surplus of the Corporation a cumulative dividend, as and when declared by the Board of Directors, at the rate of eight cents ($.08) per annum (which shall be adjusted appropriately for stock splits, stock dividends, subdivisions, combinations, exchanges of shares, reclassifications or other recapitalizations). Payment of accrued dividends shall be made at the discretion of the Board of Directors; provided, however, that upon the redemption of any Cumulative Preferred shares, all cumulative dividends shall be paid in full.

             (b) In no event, so long as any shares of the Cumulative Preferred shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any shares of any other class or series of capital stock of the Corporation, nor shall any other shares of any class or series of capital stock of the Corporation be purchased, or otherwise acquired for value by the Corporation, and no funds shall be made available or set aside therefor. The foregoing provision shall not prohibit a dividend payable solely in shares of Common Stock or Non-Voting Common Stock.

             (c)   Dissolution, Liquidation or Winding Up.

                   (i) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, the holders of the Cumulative Preferred shares shall be entitled to be paid in full an amount equal to

                          $1.00 per share (which shall be adjusted appropriately for stock splits, stock dividends, subdivisions, combinations, exchanges of shares, reclassifications or other recapitalizations), together with dividends accrued to the distribution or payment date, whether or not earned or declared or legally available (the "Liquidation Value") before any distribution or payment shall be made to the holders of shares of any other class or series of capital stock.

                   (ii) If, on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation are insufficient to permit full payment of the Liquidation Value, the holders of the Cumulative Preferred shares shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

                   (iii) After payment in full of the Liquidation Value, the preferential amounts shall be paid to the holders of all other shares of outstanding Preferred Stock.

                   (iv) Neither the consolidation nor the merger of the Corporation, nor the sale, lease or conveyance of all or substantially all of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section (B)(2)(c).

                   (v) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amounts shall be payable, shall be given by certified mail, postage prepaid, not less than thirty (30) days prior to the payment dates stated therein, to the holders of record of the shares of Cumulative Preferred at their respective addresses on the books of the Corporation.

             (d) The Cumulative Preferred shares shall be subject to redemption as follows:

                   (i) If not redeemed earlier, the Corporation shall on September 30, 2000, from funds legally available therefor, first redeem all shares of Series B Cumulative Preferred Stock outstanding, at $1.00 per share plus all accrued dividends to date and second redeem all shares of Series A Cumulative Preferred Stock outstanding, at $1.00 per share plus all accrued dividends to date.

                   (ii) Shares of Cumulative Preferred shall be redeemed from each holder thereof in proportion to the total number of shares of the particular series to be redeemed.

                   (iii) If not redeemed earlier, the Corporation shall, upon the consummation of an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, from funds legally available therefor, redeem all Cumulative Preferred shares outstanding, at $1.00 per share plus all accrued dividends to date.

                   (iv) Notice of redemption shall be mailed by the Corporation, postage prepaid, not more than twenty
                          (20) days prior to the date fixed for redemption, to each holder of record of Cumulative Preferred to be redeemed at his address upon the books of the Corporation. The notice of redemption shall state the date fixed for redemption, the number of shares to be redeemed, the redemptive price and the place at which the stockholders may obtain payments upon surrender of the respective share certificates.

                   (v) If the Corporation deposits on or before the date fixed for redemption with one or more banks having capital and surplus of at least $50,000,000 and doing business in Dallas County, Texas, trust funds for the benefit of the holders of shares of Cumulative Preferred to be redeemed, in an amount sufficient to redeem such shares with irrevocable instructions to the depository banks to pay to the holders of shares of Cumulative Preferred, then dividends thereon shall cease to accrue after said date on the shares fixed for redemption, and the deposit shall be deemed to constitute full redemptive payment of such shares of Cumulative Preferred which shall no longer be deemed to be outstanding. Monies so deposited and unclaimed at the end of one (1) year shall be repaid to the Corporation, and thereafter the holders of shares of Cumulative Preferred to be redeemed shall look only to the Corporation for payment.

                   (vi) All shares of Cumulative Preferred which are redeemed shall be canceled, and none of such shares shall thereafter be reissued.

                   (vii) If the Corporation fails for any reason to redeem the Series B Cumulative Preferred Stock in full by September 30, 2000, the holders of the Series B Cumulative Preferred Stock, voting as a class, shall be entitled to elect the smallest number of directors which will constitute a majority of the entire Board of Directors, and the holders of Common Stock and Series A Cumulative Preferred Stock, voting as a class, shall be entitled to elect the remaining directors. The terms of all directors previously elected by the holders of the Common Stock and Series A Cumulative Preferred Stock then serving the Corporation shall be automatically terminated upon the election of directors by the holders of the Series B Cumulative Preferred Stock pursuant hereto. Such voting rights shall be exercisable by the holders of Series B Cumulative Preferred Stock (A) at a special meeting of all stockholders called for the purpose, upon the same notice as is required for the annual meeting of stockholders, by the Secretary of the Corporation, who shall call the meeting upon the request of the holder of record of any of the Series B Cumulative Preferred Stock then outstanding, and (B) at the next annual meeting of stockholders (notice of which shall be given to the holders of the Series B Cumulative Preferred Stock at the same time in the same manner as notice thereof is required to be given to the holders of the Common Stock), and until such date as the Series B Cumulative Preferred

                          Stock shall have been redeemed in its entirety, and all accrued dividends thereon shall have been paid.

                   (viii) Any or all of the outstanding shares of Cumulative
                          Preferred shall be subject to redemption at the option of the Corporation at any time or from time to time, as determined by the Board of Directors in their sole discretion; provided, however, that after April 30, 1995, no shares of Series A Cumulative Preferred Stock shall be redeemed unless and until there are no outstanding shares of Series B Cumulative Preferred Stock. The redemption price shall be $1.00 per share. For each share so redeemed, the Corporation shall also pay all accrued dividends to date. The Corporation shall only use legally available funds for such optional redemptions.

             (e) While shares of Cumulative Preferred are outstanding, the Corporation, without first obtaining the consent, either expressed in writing or by affirmative vote at a meeting called for such purpose, of the holders of at least two-thirds of the total number of shares of Cumulative Preferred then outstanding, shall not, and shall not permit any subsidiary to:

                   (i) Change, amend, add or repeal any of the provisions of the Corporation's Articles of Incorporation or Bylaws applicable to a series which would adversely affect the preferences, voting power or other rights of the Cumulative Preferred;

                   (ii) Increase the presently authorized number of shares of Cumulative Preferred, or authorize or issue any stock (or any security convertible into or exchangeable for such stock) ranking prior to or on a parity with the Cumulative Preferred in any respect;

                   (iii) Effect any sale, lease or other conveyance of all or substantially all of the assets of the Corporation or a significant subsidiary, or any consolidation or merger involving the Corporation or a significant subsidiary, or any reclassification or change of any stock, or any recapitalization of the Corporation;

                   (iv) Redeem, purchase or otherwise acquire for value any shares of Preferred Stock otherwise then by redemption of the Cumulative Preferred in accordance with subsection (d) hereof; or,

                   (v) Purchase, redeem or otherwise acquire any of the Common Stock or Non-Voting Common Stock.

     C. COMMON STOCK AND NON-VOTING COMMON STOCK - GENERAL. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Holders of Non-Voting Common Stock shall not be entitled to voting rights, unless otherwise required by applicable law.

         Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock and the Non-Voting Common Stock then outstanding, dividends may be paid on the Common Stock and Non-Voting Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare; provided, however, that no such dividend shall be declared or paid unless the holders of both the Common Stock and Non-Voting Common Stock receive the same per share dividend payable in the same amount and type of consideration, as if such classes constituted a single class, except that in the event that any dividend is declared that is payable in shares of Common Stock or Non-Voting Common Stock, such dividend shall be declared and paid at the same rate per share with respect to the Common Stock and Non-Voting Common Stock, and the dividend payable on shares of Common Stock shall be payable only in shares of Common Stock and the dividend payable on Non-Voting Common Stock shall be payable only in shares of Non-Voting Common Stock.

         Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock and Non-Voting Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock and Non-Voting Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively. For purposes of this section C, neither (i) the merger or consolidation of the Corporation with or into any other corporation or entity, (ii) the sale, transfer or lease of all or substantially all the assets of the Corporation or (iii) a share exchange between the Corporation and any other corporation or entity shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

     D.  CONVERSION OF NON-VOTING COMMON STOCK INTO COMMON STOCK.

         1. Each share of Non-Voting Common Stock shall be convertible at any time, at the option of the holder or transferee thereof, into one fully paid and nonassessable share of Common Stock of the Corporation; provided that neither Farm Bureau Life Insurance Company, Banc One Capital Partners II, Limited Partnership, Bank One Capital Partners V, Ltd., nor any affiliate of such persons may convert its or their shares of Non-Voting Common Stock pursuant to this Section (D)(1) of Article Fifth.

         2. No fractional shares of Common Stock shall be issued upon such conversion, but in lieu thereof the Corporation shall pay to the holder or transferee an amount in cash equal to the fair market value of such fractional share.

         3.  To convert shares of Non-Voting Common Stock under this Section
             (D), the holder or transferee thereof shall surrender the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank (which endorsement shall correspond exactly with the name or names of the record holder or holders set forth on the face of the certificates and on the stock transfer records of the Corporation), at the office of the transfer agent for the shares of Non-Voting Common Stock (which may be either the Corporation or any third party retained by it for such purpose), and shall give written notice to the transfer agent and the Corporation that such holder or transferee elects to convert all or part of the shares represented thereby, stating therein the name or names (with the address or addresses) in which the certificate or certificates for shares of Common Stock are to be issued.

         4. If the stockholder or transferee fully complies with paragraph (3), the Corporation shall, as soon as practicable thereafter, instruct the transfer agent to deliver to such holder or transferee , or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder or transferee shall be entitled, rounded to the nearest whole number of shares, and a check for any amount payable hereunder in lieu of a fractional share, along with a certificate representing any shares of Non-Voting Common Stock that the holder or transferee has not elected to convert hereunder but which constituted part of the shares of Non-Voting Common Stock represented by the certificate or certificates surrendered.

         5. Shares of Common Stock shall be deemed to have been converted as of the close of business on the date of the due surrender of the certificates representing the shares to be converted as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

         6. If the Corporation shall in any manner split or subdivide the outstanding shares of Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall be split or subdivided in the same manner, proportionately and on the same basis per share.

         7. When shares of Non-Voting Common Stock have been converted pursuant to any paragraph of this Section (D), they shall be irrevocably canceled and not reissued.

                                      SIXTH

     GOVERNANCE. The governing board of this Corporation shall be known as the Board of Directors, and the number of directors serving on such board may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation.

                                     SEVENTH

     INTERESTED TRANSACTIONS. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the stockholders, directors or officers of the Corporation are pecuniarily or otherwise interested in such contract, transaction, or other act, or are stockholders, directors or officers of such Corporation. Any stockholder, director or officer of the Corporation, individually, or any firm or association of which any such stockholder, director or officer may be a member, may be a party to, or be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is a stockholder, director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize so interested; every stockholder, director or officer of the Corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm or corporation, association, trust or organization in which or with which he may be in any way interested or connected.

                                     EIGHTH

     AMENDMENT OF BYLAWS. The power to adopt, alter, amend, or repeal the Bylaws of the Corporation is hereby delegated to the Board of Directors and such power shall be deemed to be vested exclusively in the Board of Directors and shall not be exercised by the stockholders.

                                      NINTH

     NO PREEMPTIVE RIGHTS. No stockholder shall have a preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

                                      TENTH

     NO CUMULATIVE VOTING. No stockholder shall have the right to cumulate his or her votes in an election of directors or for any other matter(s) to be voted upon by the stockholders of the Corporation.

                                    ELEVENTH

     NOTICE OF NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, a stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than (A) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the date one year after the immediately preceding annual meeting of stockholders, and (B) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth:
(i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                     TWELFTH

     LIMITATION OF LIABILITY. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any of such director or officer except, that the foregoing provision shall not eliminate the liability of a director or officer for:

         1. acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

         2. the payments of distributions in violation of Section 78.300 of the Nevada General Corporation Law, as amended.

Neither the amendment nor repeal of this Article Twelfth, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article Twelfth shall eliminate or reduce the effect of this Article Twelfth with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article Twelfth would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

                                   THIRTEENTH

     INDEMNIFICATION. The Corporation shall be subject to the following indemnification provisions:

     A. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or on plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     B. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     C. Any indemnification under sections A and B of this Article Thirteenth, unless ordered by a court or advanced pursuant to section D of this Article Thirteenth, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         1.  By the stockholders;

         2. By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

         3. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         4. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     D. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section D of this Article Thirteenth do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     E. The indemnification and advancement of expenses provided by this Article Thirteenth:

         1. Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under these Articles of Incorporation or any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section B of this Article Thirteenth or for the advancement of expenses of any director or officer, may not be made to or on behalf of any officer or director if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         2. Continues for a person who has ceased to be a director, officer, employee or agent and insures to the benefit of the heirs, executors and administrators of such a person.

     F. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

     G. The other financial arrangements made by the Corporation pursuant to paragraph F of this Article Thirteenth may include the following:

         1.  The creation of a trust fund.

         2.  The establishment of a program of self-insurance.

         3. The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

         4.  The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification by a court.

     H. Any insurance or other financial arrangement made on behalf of a person pursuant to this Article Thirteenth may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities are owned by the Corporation.

     I.  In the absence of fraud:

         1. The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article

             Thirteenth and the choice of the person to provide the insurance or other financial arrangement shall be conclusive; and

         2.  The insurance or other financial arrangement:

             (a)   Is not void or voidable; and

             (b) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     J. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in section A and B of this Article Thirteenth, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

                                   FOURTEENTH

     WRITTEN CONSENTS; SPECIAL MEETINGS. The right of stockholders to act by written consent pursuant to Section 78.320(2) of the NGCL is hereby expressly denied.

             Special meetings of stockholders may be called by the Chairman of the Board, the President, a majority of the Board of Directors or the holders of not less than fifty percent (50%) of all shares entitled to vote at the meeting.

                                    FIFTEENTH

     BUSINESS AT ANNUAL MEETINGS. At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting
(A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who complies with the notice procedures set forth in this Article Fifteenth. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than twenty (20) days nor more than fifty
(50) days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting the following information: (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. The presiding officer at an annual meeting shall, if he determines the facts so warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions of this Article Fifteenth. Upon such determination and declaration, the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Article Fifteenth, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

Executed on August 30, 1995.

                              REMODELERS ACCEPTANCE
                              CORPORATION


                              By:  /s/ Daniel T. Phillips
                                   ------------------------------
                                   President


                              By:  /s/ Jack Draper
                                   ------------------------------
                                   Secretary


STATE OF TEXAS            Section
                          Section  SS.:
COUNTY OF DALLAS          Section


     On August 30, 1995, personally appeared before me, a Notary Public for the State and County aforesaid, Daniel T. Phillips, as President of Remodelers Acceptance Corporation ("RAC"), and Jack Draper, as Secretary of RAC, who acknowledged that they executed the above instrument.



                                   /s/ Lori V. Muncrief
                                   ------------------------------
                                   Notary Public

                                   Lori V. Muncrief
                                   ------------------------------
                                   Print Name

My Commission Expires:

-----------------------

                           CERTIFICATE OF AMENDMENT OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF

                            RAC FINANCIAL GROUP, INC.

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST:   The name of the corporation is RAC Financial Group, Inc.

SECOND: The Board of Directors of the Corporation has duly adopted resolutions proposing the amendment to the Amended and Restated Articles of Incorporation set forth herein and declaring such amendment advisable.

THIRD:   The amendment adopted changes Article FIRST of the corporation's
Amended and Restated Articles of Incorporation to read in its entirety as follows:

     "The name of the corporation is FIRSTPLUS FINANCIAL GROUP, INC. (the "Corporation")."

FOURTH: At a meeting of stockholders held on March 5, 1997, notice of which was duly given, the amendment herein certified was adopted by the holders of 18,065,127 shares, which represent 18,065,127 votes, and which constitute at least a majority of all of the voting power of the holders of shares having voting power.

FIFTH:   The total number of outstanding shares having voting power of the corporation at such shareholders' meeting was 24,989,252, and the total number of votes entitled to be cast by the holders of all of said outstanding shares was 24,989,252.

Signed on March 5, 1997


                          RAC FINANCIAL GROUP, INC.



                              By:  /s/ Daniel T. Phillips
                                   ------------------------------
                                   Daniel T. Phillips, President




                              By:  /s/ Ronald M. Bendalin
                                   ------------------------------
                                   Ronald M. Bendalin, Secretary




STATE OF TEXAS     )
                   )      SS.:
COUNTY OF DALLAS   )


     On March 5, 1997, personally appeared before me, a Notary Public, for the State and County aforesaid, Daniel T. Phillips, as President of RAC Financial Group, Inc., and Ronald M. Bendalin, Secretary of RAC Financial Group, Inc., who acknowledged that they executed the above instrument.



                                   /s/ Velda J. Powers
                                   ------------------------------
                                   Notary Public

SEAL